UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                   FORM 8-K/A

                                 CURRENT REPORT
   PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES AND EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): December 29, 2004

                            LEV PHARMACEUTICALS, INC.
                            -------------------------
               (Exact name of registrant as specified in charter)


            Nevada                 000-32947                    71-0390957
            ------                 ---------                    ----------
(State or other jurisdiction      (Commission                 (IRS Employer
       of incorporation)          File Number)             Identification No.)


           122 East 42nd Street, Suite 2606, New York, New York 10022
           ----------------------------------------------------------
               (Address of principal executive offices) (Zip Code)


       Registrant's telephone number, including area code: (212) 682-3096

                             Fun City Popcorn, Inc.
                             ----------------------
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

/_/ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

/_/ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

/_/ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

/_/ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.01  COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

         Lev Pharmaceuticals, Inc. (the "Company") hereby amends Item 9.01 of its Current Report on Form 8-K filed with the Securities and Exchange Commission on January 4, 2005 in connection with the merger completed on December 29, 2004 pursuant to the terms of the previously reported Agreement and Plan of Merger, dated as of November 4, 2004, as amended, between the Company (formerly Fun City Popcorn, Inc.), Lev Acquisition Corp. and Lev Development Corp. (formerly Lev Pharmaceuticals, Inc.), such that Item 9.01 is replaced by the following Item 9.01.

ITEM 9.01         FINANCIAL STATEMENTS AND EXHIBITS.

(a)      Financial statements of businesses acquired.

         Financial statements of Lev Development Corp. (a development stage enterprise) for the period from July 21, 2003 (inception) to December 31, 2003, the nine months ended September 30, 2004 (unaudited) and the cumulative period from July 21, 2003 (inception) to September 30, 2004 (unaudited) are filed herewith.

(b) Pro forma financial statements are not required to be filed with this Current Report on Form 8-K.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                     LEV PHARMACEUTICALS, INC.


Date:  March 16, 2005                                /s/ Joshua D. Schein
                                                     --------------------------
                                                     Joshua D. Schein, Ph.D.
                                                     Chief Executive Officer

                              LEV DEVELOPMENT CORP.
                        (a development stage enterprise)

                              FINANCIAL STATEMENTS

                      NINE MONTHS ENDED SEPTEMBER 30, 2004,
                    THE PERIOD FROM JULY 21, 2003 (INCEPTION)
                            TO DECEMBER 31, 2003 AND
                           THE CUMULATIVE PERIOD FROM
                          JULY 21, 2003 (INCEPTION) TO
                               SEPTEMBER 30, 2004

LEV DEVELOPMENT CORP.
(a development stage enterprise)


Contents

                                                                                                 Page
Financial Statements

   Report of independent registered public accounting firm                                        F-1

   Balance sheets as of September 30, 2004 (unaudited) and December 31, 2003                      F-2

   Statements of operations for the cumulative period from July 21, 2003
      (inception) to September 30, 2004 (unaudited), the nine months ended
      September 30, 2004 (unaudited)
      and the period from July 21, 2003 (inception) to December 31, 2003                          F-3

   Statements of changes in stockholders' equity for the nine months ended September 30, 2004
      (unaudited) and the period from July 21, 2003 (inception) to December 31, 2003              F-4

   Statements of cash flows for the cumulative period from July 21, 2003
      (inception) to September 30, 2004 (unaudited), the nine months ended
      September 30, 2004 (unaudited)
      and the period from July 21, 2003 (inception) to December 31, 2003                          F-5

   Notes to financial statements                                                                  F-6

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Stockholders
Lev Development Corp.


We have audited the accompanying balance sheet of Lev Development Corp. (the "Company") (a development stage enterprise, formerly known as Lev Pharmaceuticals, Inc.) as of December 31, 2003, and the related statements of operations, stockholders' equity and cash flows for the period from July 21, 2003 (inception) to December 31, 2003. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Lev Development Corp. as of December 31, 2003, and the results of its operations and its cash flows for the period from July 21, 2003 (inception) to December 31, 2003, in conformity with U.S. generally accepted accounting principles.





Eisner LLP

New York, New York
March 9, 2005

LEV DEVELOPMENT CORP.
(a development stage enterprise)

Balance Sheets

                                                                                   September 30,   December 31,
                                                                                       2004            2003
                                                                                   ------------    ------------
                                                                                   (Unaudited)
ASSETS
Current assets:
   Cash and cash equivalents                                                       $  6,633,082    $    300,409
   Prepaid expenses                                                                      50,000
   Other assets                                                                           4,917
                                                                                   ------------    ------------

      Total current assets                                                            6,687,999         300,409

Fixed assets, net                                                                         3,553
Other assets                                                                             16,817
                                                                                   ------------    ------------

                                                                                   $  6,708,369    $    300,409
                                                                                   ============    ============

LIABILITIES
Current liabilities:
   Accrued expenses                                                                $    201,864    $    102,634
   Note payable - due to stockholder                                                                     18,000
   Deferred lease liability                                                               5,233
                                                                                   ------------    ------------

      Total current liabilities                                                         207,097         120,634
                                                                                   ------------    ------------

Commitment and contingencies (Note F)

STOCKHOLDERS' EQUITY
Preferred stock - $0.00001 par value, 5,000,000 authorized,
   no shares issued and outstanding
Common stock - $0.00001 par value, 100,000,000 shares authorized, 25,148,973 and
   13,366,667 shares issued and outstanding at
   September 30, 2004 and December 31, 2003, respectively                                   251             134
Additional paid-in capital                                                           10,273,904         299,996
Subscription receivable                                                                    (130)           (130)
Deficit accumulated during the development stage                                     (3,772,753)       (120,225)
                                                                                   ------------    ------------

      Total stockholders' equity                                                      6,501,272         179,775
                                                                                   ------------    ------------

                                                                                   $  6,708,369    $    300,409
                                                                                   ============    ============

See notes to financial statements

LEV DEVELOPMENT CORP.
(a development stage enterprise)

Statements of Operations

                                                            Cumulative
                                                            Period From                          Period From
                                                           July 21, 2003      Nine Months      July 21, 2003
                                                           (Inception) to         Ended        (Inception) to
                                                            September 30,     September 30,     December 31,
                                                                 2004              2004             2003
                                                             (Unaudited)       (Unaudited)

Costs and expenses:
   Research and development                                $      893,400    $      886,400    $        7,000
   General, administrative and license acquisition costs        2,910,745         2,797,574           113,171
                                                           --------------    --------------    --------------

      Loss from operations                                     (3,804,145)       (3,683,974)         (120,171)

Other income (expense):
   Interest income (expense)                                       31,392            31,446               (54)
                                                           --------------    --------------    --------------

Net loss                                                   $   (3,772,753)   $   (3,652,528)   $     (120,225)
                                                           ==============    ==============    ==============

See notes to financial statements

LEV DEVELOPMENT CORP.
(a development stage enterprise)

Statements of Changes in Stockholders' Equity (Note E)

Nine Months Ended September 30, 2004 (Unaudited) and the Period From July 21, 2003 (Inception) to December 31, 2003

                                                                                             Additional
                                                                   Common Stock                Paid-In      Subscription
                                                               Shares          Amount          Capital       Receivable
                                                            ------------    ------------    ------------    ------------
Issuance of Founders' Shares ($0.0001 per
   share) issued July 21, 2003                                12,966,667    $        130                    $       (130)
Sale of shares in December 2003 at $0.75 per share               400,000               4    $    299,996
Net loss for the period from July 21, 2003 (inception) to
   December 31, 2003
                                                            ------------    ------------    ------------    ------------

Balance - December 31, 2003                                   13,366,667             134         299,996            (130)
Sale of shares in February 2004 at $0.75 per share             1,200,000              12         899,988
Sale of shares in February and March 2004 at $0.85 per
   share net of issuance costs of $51,465                      8,376,424              83       7,068,412
Issuance of 2,566,667 warrants to consultants at
   fair value, in March 2004                                                                   1,985,562
Issuance of 39,000 warrants to consultant at fair value,
   in August 2004                                                                                 19,968
Exercise of 2,500,000 warrant in August 2004                   2,205,882              22             (22)
Net loss for the nine months ended September 30, 2004
                                                            ------------    ------------    ------------    ------------

Balance - September 30, 2004 (Unaudited)                      25,148,973    $        251    $ 10,273,904    $       (130)
                                                            ============    ============    ============    ============


                                                            Accumulated
                                                               Deficit         Total
                                                            ------------    ------------
Issuance of Founders' Shares ($0.0001 per
   share) issued July 21, 2003                                              $          0
Sale of shares in December 2003 at $0.75 per share                               300,000
Net loss for the period from July 21, 2003 (inception) to
   December 31, 2003                                        $   (120,225)       (120,225)
                                                            ------------    ------------

Balance - December 31, 2003                                     (120,225)        179,775
Sale of shares in February 2004 at $0.75 per share                               900,000
Sale of shares in February and March 2004 at $0.85 per
   share net of issuance costs of $51,465                                      7,068,495
Issuance of 2,566,667 warrants to consultants at
   fair value, in March 2004                                                   1,985,562
Issuance of 39,000 warrants to consultant at fair value,
   in August 2004                                                                 19,968
Exercise of 2,500,000 warrant in August 2004                                           0
Net loss for the nine months ended September 30, 2004         (3,652,528)     (3,652,528)
                                                            ------------    ------------

Balance - September 30, 2004 (Unaudited)                    $ (3,772,753)   $  6,501,272
                                                            ============    ============

See noted to financial statements

LEV DEVELOPMENT CORP.
(a development stage enterprise)

Statements of Cash Flows

                                                           Cumulative
                                                           Period From                         Period From
                                                          July 21, 2003     Nine Months       July 21, 2003
                                                         (Inception) to        Ended         (Inception) to
                                                          September 30,    September 30,      December 31,
                                                              2004             2004               2003
                                                         --------------    --------------    --------------
                                                           (Unaudited)      (Unaudited)
Cash flows from operating activities:
   Net loss                                              $   (3,772,753)   $   (3,652,528)   $     (120,225)
   Adjustments to reconcile net loss to net cash used
      in operating activities:
        Compensation to consultants from issuance of
           warrants                                           2,005,530         2,005,530
        Changes in:
           Prepaid expenses and other assets                    (71,734)          (71,734)
           Deferred lease liability                               5,233             5,233
           Accrued expenses                                     201,864            99,230           102,634
                                                         --------------    --------------    --------------

             Net cash used in operating activities           (1,631,860)       (1,614,269)          (17,591)
                                                         --------------    --------------    --------------

Cash flows from investing activities:
   Purchase of fixed assets                                      (3,553)           (3,553)
                                                         --------------    --------------    --------------

Cash flows from financing activities:
   Proceeds from notes payable to stockholder                    18,000                              18,000
   Repayment of notes payable to stockholder                    (18,000)          (18,000)
   Net proceeds from sale of common stock and
      warrants                                                8,268,495         7,968,495           300,000
                                                         --------------    --------------    --------------

             Net cash provided by financing activities        8,268,495         7,950,495           318,000
                                                         --------------    --------------    --------------

Net increase in cash and cash equivalents                     6,633,082         6,332,673           300,409
Cash and cash equivalents - beginning of period                                   300,409
                                                         --------------    --------------    --------------

Cash and cash equivalents - end of period                $    6,633,082    $    6,633,082    $      300,409
                                                         ==============    ==============    ==============

Noncash investing and financing activities

Issuance of 2,205,882 shares of common stock in connection with the exercise of a 2,500,000 warrant in August 2004 (see Note E)

See notes to financial statements

LEV DEVELOPMENT CORP.
(a development stage enterprise)

Notes to Financial Statements December 31, 2003 and September 30, 2004 (unaudited with respect to September 30, 2004)

NOTE A - ORGANIZATION AND BUSINESS

Lev Development Corp. (the "Company"), formerly known as Lev Pharmaceuticals, Inc., was incorporated on July 21, 2003 in the State of Delaware. The Company is a development stage enterprise engaged in developing and commercializing therapeutic products for the treatment of inflammatory diseases (the "Product"). The Company's operations were insignificant from July 21, 2003 through September 30, 2003.

As a development stage enterprise, the Company's primary efforts, to date, have been devoted to conducting research and development, forming collaborations and raising capital. The Company has limited capital resources and has experienced net losses and negative cash flows from operations since inception and expects these conditions to continue for the foreseeable future. At September 30, 2004, the Company had approximately $6.6 million in cash and cash equivalents. Management believes that cash and cash equivalents on hand at September 30, 2004 will be sufficient to fund operations through September 30, 2005. However, the Company will be required to raise additional funds to meet long-term planned goals. There can be no assurance that such funds, if at all available, can be obtained on terms reasonable to the Company.

In addition to the normal risks associated with a new business venture, there can be no assurance that the Company's research and development will be successfully completed or that any product will be approved and commercially viable. As the Company operates in an environment of rapidly changing technology, it is dependent upon the services of its employees, collaborators and consultants.

On November 5, 2004, the Company entered into an Agreement and Plan of Merger (the "Agreement"), with Fun City Popcorn, Inc. ("FCP"), a nonoperating public company. On December 29, 2004, the Company consummated the merger with FCP. Under terms of the Agreement, the Company's stockholders exchanged all of the issued and outstanding shares of common stock and shares of common stock issuable upon exercise of outstanding options and warrants of the Company in exchange for 5,250,928 shares of FCP common stock, $.01 par value and 5,000,000 Series A voting convertible preferred shares (the "Exchange"). Each Series A voting convertible preferred share is automatically convertible on the date FCP's stockholders approve an amendment to FCP's Articles of Incorporation to increase the authorized number of shares of common stock to 150,000,000, into
13.940688 shares of FCP common stock, which convert into an aggregate of 69,703,430 common shares. The 5,250,928 shares of common stock and 5,000,000 Series A convertible preferred shares that were issued by FCP or to be issued by FCP will represent approximately 94.33% of its ownership interests on a fully diluted basis. In connection with the legal form of this transaction, the Company became a wholly owned subsidiary of FCP. For accounting purposes, the Exchange represents a capital transaction of FCP, or a "reverse merger" rather than a business combination. Accordingly, the historical financial statements of FCP will be retroactively restated to give effect to the Exchange as a recapitalization and FCP will not record goodwill or other intangibles. In connection with the Exchange, the exercise price of the outstanding warrants and options remained the same and subsequently the terms of certain options were modified. FCP will record a charge for the incremental value of the Company's outstanding warrants issued to consultants and for options outstanding as of December 29, 2004 since the aggregate intrinsic value of the warrants and options after the Exchange is greater than before. FCP will also take an additional charge to earnings for the modification of terms of certain options. In addition, FCP changed its name to Lev Pharmaceuticals, Inc.


NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

[1]   Cash and cash equivalents:

      The Company considers all highly liquid investments which have maturities of three months or less, when acquired, to be cash equivalents. The carrying amount reported in the balance sheet for cash and cash equivalents approximates its fair value. At December 31, 2003 and September 30, 2004, the Company had deposited approximately $0.3 million in one commercial bank and $6.6 million in two commercial banks, respectively.

LEV DEVELOPMENT CORP.
(a development stage enterprise)

Notes to Financial Statements
December 31, 2003 and September 30, 2004
(unaudited with respect to September 30, 2004)


NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

[2]   Patents:

      As a result of research and development efforts conducted by the Company, it has applied or is applying for a number of patents to protect proprietary inventions. All costs associated with patents are expensed as incurred.

[3]   Research and development costs:

      The Company expenses all research and development costs as incurred for which there is no alternative future use. Such expenses include licensing fees and costs associated with planning and conducting clinical trials.

[4]   Concentration of credit risk:

      Financial instruments which potentially subject the Company to concentrations of credit risk consist of cash and cash equivalents.

[5]   Property and equipment:

      Property and equipment is stated at cost less accumulated depreciation. We compute depreciation of property and equipment using the straight-line method over the asset's estimated useful life, which is five years.

[6]   Income taxes:

      The Company accounts for income taxes in accordance with the provisions of Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" ("SFAS No. 109"). SFAS No. 109 requires that the Company recognize deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax liabilities and assets are determined on the basis of the difference between the tax basis of assets and liabilities and their respective financial reporting amounts ("temporary differences") at enacted tax rates in effect for the years in which the temporary differences are expected to reverse. The Company records an estimated valuation allowance on its deferred income tax assets if it is not more than likely that these deferred income tax assets will be realized.

[7]   Use of estimates:

      The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

[8]   Equity issuance costs:

      Costs incurred for the issuance of the Company's common stock may be temporarily recorded as prepaid offering costs. Upon issuance of the securities, those costs are reclassified as a reduction of the offering proceeds. In the event that the offering is not completed, those costs would be expensed in the period the offering is determined to be unsuccessful.

LEV DEVELOPMENT CORP.
(a development stage enterprise)

Notes to Financial Statements
December 31, 2003 and September 30, 2004
(unaudited with respect to September 30, 2004)

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

[9]   Stock-based compensation:

      The Company accounts for stock-based compensation to employees in accordance with APB Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB No. 25") and related interpretations. Under APB No. 25, generally, no compensation expense is recognized in the financial statements in connection with the awarding of stock option grants to employees provided that, as of the grant date, all terms associated with the award are fixed and the fair value of the Company's stock is equal to or less than the amount an employee must pay to acquire the stock. The Company will recognize compensation expense in situations where the terms of an option grant are not fixed or where the fair value of the Company's common stock on the grant date is greater than the amount an employee must pay to acquire the stock.

      The Company has a stock-based incentive plan, which is described in Note
      G. For the period from July 21, 2003 (inception) to December 31, 2003 and for the nine months ended September 30, 2004, no stock options have been granted, either under the plan or outside the plan, to either employees or non-employees.

      The fair value of warrants granted to non-employees for financing or services are included in the financial statements and expensed over the life of the debt or the services performed, respectively. Warrants issued in connection with services or financings were valued at the grant date using the Black-Scholes option-pricing model.

[10]  Future impact of recently issued accounting standards:

      In December 2004, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards No. 123R ("SFAS No. 123R"), "Share-Based Payment". SFAS No. 123R revises SFAS No. 123, "Accounting for Stock-Based Compensation" and supersedes APB No. 25, "Accounting for Stock issued to Employees," and its related implementation guidance. The provisions of SFAS No. 123R require the Company to expense, in the statement of operations, the fair value of awards of equity instruments exchanged for employee services, based on the grant-date fair value of those awards. The grant-date fair value of equity instruments will be estimated using an appropriate option-pricing model and will be recognized over the vesting period of the awards. SFAS No. 123R will be effective, for public companies, for interim or annual reporting periods that begin after June 15, 2005. The Company is in the process of analyzing adopting SFAS No. 123R but expects it to have a material impact on its financial statements.

      In January 2003, the FASB issued FIN 46, "Consolidation of Variable Interest Entities." In December 2003, the FASB issued FIN 46 Revised ("FIN 46R"), which claries certain complexities of FIN 46. The primary objectives of FIN 46 are to provide guidance on the identification of entities for which control is achieved through means other than through voting rights (variable interest entities or "VIEs") and how to determine when and which business enterprise should consolidate the VIE (the "primary beneficiary"). This interpretation of Accounting Research Bulletin 51 for consolidation applies to an entity in which either (1) the equity investors (if any) do not have a controlling financial interest or
      (2) the equity investment at risk is insufficient to finance that entity's activities without receiving additional subordinated financial support from other parties. In addition, FIN 46 requires that both the primary beneficiary and all other enterprises with a significant variable interest in a VIE make additional disclosures. A company with a variable interest in a VIE must disclose certain information. The provisions of FIN 46R are applicable to public companies no later than the end of the first reporting period ended after March 31, 2004. We believe that FIN 46R will not have an impact on our results of operations or financial position upon its adoption in connection with the exchange for the year ending December 31, 2004.

LEV DEVELOPMENT CORP.
(a development stage enterprise)

Notes to Financial Statements
December 31, 2003 and September 30, 2004
(unaudited with respect to September 30, 2004)

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

[11]  Unaudited interim financial statements:

      The financial statements as of September 30, 2004 and for the nine months then ended reflect all adjustments (consisting of normal recurring adjustments) which are, in the opinion of the Company's management, necessary for a fair presentation of financial position, results of operations and cash flows. All financial statement disclosures related to the nine months ended September 30, 2004 are unaudited.


NOTE C - ACCRUED EXPENSES

Accrued expenses consist of the following:

                                    September 30,     December 31,
                                        2004              2003
                                    --------------   --------------
                                     (Unaudited)

      Accrued professional fees     $       48,744   $       95,580
      Accrued research expenses            125,000
      Accrued consulting expenses            5,000            7,000
      Other accrued expenses                23,120               54
                                    --------------   --------------

                                    $      201,864   $      102,634
                                    ==============   ==============

NOTE D - DUE TO STOCKHOLDER

On October 17, 2003 and December 4, 2003, the Company issued two notes, bearing interest of 2% per annum, to an officer of the Company, totaling $18,000. The notes and interest were repaid in February 2004.


NOTE E - STOCKHOLDERS' EQUITY

[1]   Common stock:

      The Company's Certificate of Incorporation, as amended on February 6, 2004, authorizes the Company to issue 105,000,000 shares, of which 100,000,000 are designated as common shares, par value $0.00001, and 5,000,000 are designated as preferred shares, par value $0.00001. The Company's Board of Directors (the "Board") is authorized to issue preferred stock in series with rights, privileges and qualifications of each series determined by the Board.

      The Company issued 12,966,667 shares of common stock at $0.00001 par value to the founders of the Company (the "Founders' Shares") effective July 22, 2003 and recorded subscriptions receivable of $130.

      In December 2003, the Company received proceeds of $300,000 through the sale of 400,000 shares of common stock to a single investor at $0.75 per share.

      Between February and March 2004, the Company received proceeds of approximately $7,968,000, net of issuance costs of approximately $51,000, from the sale of 1,200,000 shares of common stock at $0.75 per share and of 8,376,424 shares of common stock at $0.85 per share.

LEV DEVELOPMENT CORP.
(a development stage enterprise)

Notes to Financial Statements
December 31, 2003 and September 30, 2004
(unaudited with respect to September 30, 2004)

NOTE E - STOCKHOLDERS' EQUITY (CONTINUED)

[2]   Warrants:

      In March 2004, the Company granted fully vested warrants to two consultants, who had assisted the Company with developing its strategic business plan, obtaining its license for the Product as herein after defined and consulting on its corporate structure. The warrants are for the purchase of 2,566,667 shares of common stock at an exercise price of $0.10 per share, expiring in March 2014. The aggregate fair value of the warrants, using the Black-Scholes option-pricing model, totaled approximately $1,986,000. The weighted-average assumptions used to determine the fair values of the warrants are as follows: risk-free interest rate of 2.64%; expected warrant life of 5 years; dividend yield of 0% and expected volatility of 70%. On August 23, 2004, one of the consultants exercised warrants covering 2,500,000 shares of common stock in a net share settlement. The warrant exercise price of $250,000 was satisfied by reducing the number of shares exercised with a total value of $250,000 (at $0.85 per share). The Company issued 2,205,882 shares of common stock.

      In August 2004, the Company granted warrants to a consultant, who had assisted the Company with its development programs and clinical trial design to purchase a total of 39,000 shares of common stock at an exercise price of $0.85 per share, expiring in August 2014. The aggregate fair value of the warrants on their respective issuance dates, using the Black-Scholes option-pricing model, totaled approximately $20,000. The weighted-average assumptions used to determine the fair values of the warrants are as follows: risk-free interest rate of 3.38%; expected warrant life of 5 years; dividend yield of 0% and expected volatility of 70%.

      On February 9, 2004, the Company entered into an engagement agreement (the "Engagement Agreement") with a placement agent (the "Placement Agent"), under which the Placement Agent was engaged to raise funds and assist the Company in an initial public offering. The Engagement Agreement also provides for the sale of a contingent warrant for $100,000, to the Placement Agent to purchase up to 12,500,000 shares of common stock. The Placement Agent raised approximately $550,000 for the Company in February 2004. On June 9, 2004, the Company entered into an amended and restated engagement agreement (the "Amended Engagement Agreement") which replaced the Engagement Agreement, under which the Placement Agent was engaged to raise funds through a private placement of the Company's common stock at $0.85 per share with gross proceeds of up to $10,000,000 closing on or before July 30, 2004. In connection with the Amended Engagement Agreement, the warrant to purchase 12,500,000 shares of common stock was cancelled and terminated, and the Placement Agent would receive a defined number of warrants, exercisable at $0.85 per share to purchase up to a maximum of 2,500,000 shares of the Company's common stock based on the amount of funds raised from investors introduced by the Placement Agent. In addition, the Placement Agent would receive a defined amount of cash compensation. The Company was responsible for all expenses in connection with the Private Placement. No funds were raised by the Placement Agent under the Amended Engagement Agreement, which expired on September 1, 2004 and, therefore, no cash or warrants were due to the Placement Agent.

LEV DEVELOPMENT CORP.
(a development stage enterprise)

Notes to Financial Statements
December 31, 2003 and September 30, 2004
(unaudited with respect to September 30, 2004)

NOTE E - STOCKHOLDERS' EQUITY (CONTINUED)

[2]   Warrants: (continued)

      Warrant activity is summarized as follows:

                                                                    Weighted-
                                                                     Average
                                                                     Exercise
                                                     Shares           Price
                                                --------------    --------------
      Outstanding at December 31, 2003:
         Warrants granted                           15,105,667    $         0.72
         Warrant exercised                          (2,500,000)             0.10
         Warrant cancelled                         (12,500,000)             0.85
                                                --------------

         Warrants outstanding and exercisable
            at September 30, 2004                      105,667              0.38
                                                ==============

      The following table summarizes information about warrants outstanding at September 30, 2004:

                                        Weighted
                                         Average
                                          Number          Remaining
                                       Outstanding       Contractual
                        Exercise           and              Life
                          Price        Exercisable       (In Years)

                           0.10           66,667             9.50
                           0.85           39,000            10.00
                                     -----------

                                         105,667

NOTE F - COMMITMENTS AND CONTINGENCIES

[1]   Sanquin Blood Foundation:

      The Company has entered into a series of agreements (the "Agreements") with Sanquin Blood Foundation ("Sanquin"), a not-for-profit research organization in the Netherlands, including an option agreement, a distribution and manufacturing services agreement and a license agreement. The Agreements are intended to allow the Company to conduct clinical trials of the C1 esterase inhibitor (the "Product") manufactured and supplied by Sanquin, and to sell the Product following regulatory approval.

      (a)   Option agreement:

            On September 23, 2003, the Company and Sanquin entered into an option agreement (the "Option Agreement") under which Sanquin granted to the Company an option for an exclusive, world-wide license to certain Sanquin technology and underlying patents. The Company paid Sanquin a non-refundable fee of $25,000 in exchange for the rights to this option. On January 27, 2004, the Company exercised its option under the Option Agreement (see License Agreement, below).

LEV DEVELOPMENT CORP.
(a development stage enterprise)

Notes to Financial Statements
December 31, 2003 and September 30, 2004
(unaudited with respect to September 30, 2004)

NOTE F - COMMITMENTS AND CONTINGENCIES (CONTINUED)

[1]   Sanquin Blood Foundation: (continued)

      (b)   Distribution and manufacturing services agreement:

            On January 16, 2004, the Company and Sanquin entered into a distribution and manufacturing services agreement (the "Distribution Agreement") under which Sanquin will manufacture and supply agreed-upon quantities of the Product to the Company, as soon as Sanquin obtains an export license but no later than July 1, 2005, for an agreed-upon minimum price, which is subject to change, as defined. In connection with quantities supplied for the clinical trial prior to regulatory approval, Sanquin will provide a loan to the Company in the amount of the Product purchased, which will be subject to a purchase money security interest. Upon regulatory approval, Sanquin will forgive the loan and release any and all security interests. Title to the Product will transfer to the Company upon delivery. The Product will initially be used to conduct Phase III clinical trials. Sanquin also granted to the Company the exclusive right to distribute, market and sell the Product in the U.S. and certain other countries, as specified upon regulatory approval to do so in each respective country.

            The Distribution Agreement terminates on December 31, 2007, unless extended by the Company for up to two three-year periods or by mutual agreement of the parties prior to its expiration. Either party may terminate the Distribution Agreement if the Company does not obtain FDA approval for the clinical development plan or does not secure a clinical research organization to conduct the Phase III clinical trial before December 31, 2004. As of September 30, 2004, such condition has been satisfied. In addition, either party may terminate the Distribution Agreement upon breach, as defined, by the other party that is not cured within 30 days of written notice. The Distribution Agreement will be terminated by both parties, without obligation by either party, if an export license is not obtained by Sanquin by September 1, 2005. Commencing with the commercial launch of the Product and thereafter, the Company must purchase from Sanquin a minimum of approximately $7,200,000 of the Product per calendar year.

      (c)   License agreement:

            On January 27, 2004, the Company signed an exclusive world-wide license agreement (the "License Agreement") with Sanquin, thus exercising its option under the Option Agreement. The Company has the right to grant sub-licenses under the License Agreement. The License Agreement gives the Company the right to perform research for, make, use and sell the licensed technology and licensed products, as defined.

            In consideration for the granting of the license, the Company agreed to pay Sanquin, within 60 days of execution of the License Agreement, $82,000, the agreed-upon amount of expenses incurred by Sanquin for the preparation, filing and maintenance of the underlying patents through the date of execution of the License Agreement. In addition, the Company shall make the following payments to Sanquin during the course of the License Agreement: (i) royalties on net sales, as defined, of therapeutic products or diagnostic products, as defined; (ii) a non-refundable, non-creditable one-time license access fee of $175,000 within 60 days of execution of the License Agreement; (iii) minimum annual royalties beginning in the first year of commercialization, as defined; and (iv) 10% of the consideration received from patent infringement settlements. In addition, the Company will create a sponsored research plan to be carried out by Sanquin and will provide minimum funding of $125,000 per year for three years from the date of execution of the License Agreement. In February 2004, the Company paid $257,000 in accordance with execution of the License Agreement and such amounts were recorded in the statement of operations for the nine months ended September 30, 2004 as research and development expense.

LEV DEVELOPMENT CORP.
(a development stage enterprise)

Notes to Financial Statements
December 31, 2003 and September 30, 2004
(unaudited with respect to September 30, 2004)

NOTE F - COMMITMENTS AND CONTINGENCIES (CONTINUED)

[1]   Sanquin Blood Foundation: (continued)

      (c)   License agreement: (continued)

            The License Agreement will terminate upon the expiration of the last to expire patent underlying the related technology. In the event of expiration of the License Agreement, the Company will have a royalty-free, fully paid-up, non-exclusive license to the technology. Either party may terminate the License Agreement upon breach by the other party that is not cured within 30 days of written notice. The Company will have the right to terminate the License Agreement within 90 days' written notice to Sanquin for any reason, at which time the Company will be responsible to pay certain defined outstanding obligations. Sanquin may terminate the License Agreement if the Company does not perform, as defined, under the License Agreement and such failure to perform is not cured within 60 days' written notice to the Company.

[2]   Service agreements:

      (a) On September 20, 2004, the Company entered into an agreement for the design, management and implementation of clinical development programs and paid $225,000. The agreement was terminated by the Company on March 1, 2005.

      (b) On March 2, 2005, the Company entered into an agreement with another company for the design, management and implementation of clinical development programs. Upon execution of the agreement, the Company made a payment of approximately $57,000 as a deposit against monthly invoices. The estimated fees for the services to be provided are approximately $1,000,000.

[3]   Operating lease:

      On July 1, 2004, the Company entered into an agreement to sublease office space through August 31, 2006 (the "Office Sublease") and paid a security deposit of $16,817. The Office Sublease contains provisions for escalation of rental payments, a rental holiday during the first month of the sublease, its proportionate share of utilities and real estate taxes. In addition, the Company is required to make additional payments for utilities and real estate taxes (the "Additional Rent"). Prior to July 1, 2004, the Company utilized space provided by a founder/officer without remuneration. During the nine months ended September 30, 2004, net rent expense was $9,717 and the Additional Rent was $1,513. As of September 30, 2004, the Company recorded deferred lease liability of $5,233, which represents the excess of rent expense recognized on a straight-line basis over the term of the office sublease over rental payments.

      Future minimum rental payments under the Office Sublease are as follows:

                         Year Ending        Operating
                        December 31,          Lease

                          2005              $ 28,000
                          2006                69,000
                          2007                46,000
                                            --------

                                            $143,000
                                            ========

LEV DEVELOPMENT CORP.
(a development stage enterprise)

Notes to Financial Statements
December 31, 2003 and September 30, 2004
(unaudited with respect to September 30, 2004)

NOTE G - INCENTIVE COMPENSATION PLAN


On March 18, 2004 (the "Effective Date"), the Company's Board and stockholders adopted the 2004 Omnibus Incentive Compensation Plan (the "Plan"). The Plan has been adopted as a means of attracting, motivating, and retaining the best available personnel for positions of substantial responsibility within the Company, and in order to provide additional incentive to directors, employees, and other eligible individuals (the "Awardees"). Under the Plan, the maximum number of options to acquire shares of the Company's common stock that are available for issuance to Awardees shall be 3,500,000. For the period from July 21, 2003 (inception) to December 31, 2003 and for the nine months ended September 30, 2004, no options were granted under the Plan or outside the Plan.

Awards include options, restricted shares, stock appreciation rights, performance shares and cash-based awards (the "Awards"). The Plan contains certain anti-dilution provisions in the event of a stock split, stock dividend or other capital adjustment, as defined. The Plan provides for a Committee of the Board (the "Committee") to grant Awards to Awardees and to determine the exercise price, vesting term, expiration date and all other terms and conditions of the Awards, including acceleration of the vesting of an Award at any time. All options granted under the Plan are intended to be non-qualified ("NQO") unless specified by the Committee to be incentive stock options ("ISO"), as defined by the Internal Revenue Code. NQOs may be granted to employees, consultants or other individuals at an exercise price, equal to, below or above the fair value of the common stock on the date of grant. ISOs may only be granted to employees of the Company and may not be granted at exercise prices below fair value of the common stock on the date of grant (110% of fair value for employees who own 10% or more the Company). Under the Plan, following the termination of an Awardee's employment or active involvement with the Company, the Committee shall determine the extent to which the Awardee has the right to exercise outstanding options. The Plan will terminate at the earliest of (i) its termination by the Committee or (ii) March 18, 2014. Awards granted before termination of the Plan will continue under the Plan until exercised, cancelled or expired.


NOTE H - INCOME TAXES

There is no provision (benefit) for federal or state income taxes for the nine months ended September 30, 2004 and the period from July 21, 2003 (inception) to December 31, 2003 since the Company has incurred operating losses and has established a valuation allowance equal to the total deferred tax asset.

The tax effect of temporary differences and net operating losses are as follows:

                                                September 30,     December 31,
                                                    2004              2003
                                               --------------    --------------
                                                 (Unaudited)

Deferred tax assets and valuation allowance:
   Net operating loss carryforwards            $      727,000
   Capitalized start-up cost                          309,000    $       44,000
   Capitalized research and development cost          345,000             3,000
   Issuance of warrants to consultants                 28,000
                                               --------------    --------------

   Total deferred tax assets                        1,409,000            47,000
   Valuation allowance                             (1,409,000)          (47,000)
                                               --------------    --------------

      Net deferred tax asset                   $            0    $            0
                                               ==============    ==============

LEV DEVELOPMENT CORP.
(a development stage enterprise)

Notes to Financial Statements
December 31, 2003 and September 30, 2004
(unaudited with respect to September 30, 2004)

NOTE H - INCOME TAXES  (CONTINUED)

As of September 30, 2004, the Company has available, for tax purposes, unused net operating loss carryforwards of approximately $1,864,000 which will expire in 2024. The change to the valuation allowance from December 31, 2003 to September 31, 2004 was $1,362,000. Pursuant to Sections 382 and 383 of the Internal Revenue Code, annual use of the Company's net operating loss and credit carryforwards may be limited in the event that a cumulative change in ownership of more than 50% has occurred within a three-year period.

A reconciliation of the effect of applying the federal statutory rate and the effective income tax rate used to calculate the Company's income tax provision is as follows:

                                               September 30,    December 31,
                                                   2004             2003
                                              --------------   --------------
                                                (Unaudited)

Statutory federal income tax rate                       34 %             34 %
State income tax rate, net of federal taxes                5                5
Valuation allowance                                      (39)             (39)
                                              --------------   --------------

Income tax provision                                     0 %              0 %
                                              ==============   ==============

NOTE I - SUBSEQUENT EVENTS

[1]   Employment agreements:

      On November 1, 2004, the Company entered into employment agreements (the "Employment Agreements"), expiring on October 31, 2008 (the "Initial Term"), with the Chief Executive Officer and the Chairman and Executive Vice President of the Company (the "Employees"), who are also significant stockholders of the Company. Under the terms of the Employment Agreements, the Employees are each to receive annual base compensation of $312,500, which will increase every year by the greater of 5% or the percentage increase of the Labor Consumer Price Index, and fully vested options to purchase 500,000 shares of the Company's common stock exercisable, at $0.85 per share, which will expire on November 1, 2014. Under the provisions of the Employment Agreements, the Employees will receive a cash payment equal to their salary for the remainder of the term of the Employment Agreements in any occurrence of a change of control in the Company, as defined. The Employment Agreements will be automatically renewed for additional one-year periods (the "Renewal Terms") unless either party notifies the other in writing of its intentions not to renew within 90 days prior to the expiration of the Initial Term or Renewal Terms, (the Initial Term together with the Renewal Terms will be known as the "Term"). Upon termination, as defined, the Employees will continue to receive compensation through the end of the current Term, unless such Term is reduced, as defined.

[2]   Stock options:

      On December 29, 2004 the Company increased the number of shares available for issuance under the Plan from 3,500,000 to 10,000,000. In addition, the Company issued to three directors a total of 675,000 stock options to purchase common stock under the Plan at an exercise price of $0.80 per share which vest equally over three years.